As filed with the Securities and Exchange Commission on February 26, 2021

File No. 811-09837

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940 [ ]

AMENDMENT NO. 23 [X]

TAX-MANAGED MULTI-CAP GROWTH PORTFOLIO

(Exact Name of Registrant as Specified in Charter)

Two International Place, Boston, Massachusetts 02110

(Address of Principal Executive Offices)

(617) 482-8260

(Registrant’s Telephone Number, including Area Code)

Maureen A. Gemma

Two International Place, Boston, Massachusetts 02110

(Name and Address of Agent for Service)

Throughout this Amendment to the Registration Statement, information concerning Tax-Managed Multi-Cap Growth Portfolio (the “Portfolio”) is incorporated by reference from Amendment No. 337 to the Registration Statement of Eaton Vance Mutual Funds Trust (the “Trust”) (File No. 002-90946 under the Securities Act of 1933 (the “1933 Act”)) (the “Amendment”), which was filed electronically with the Securities and Exchange Commission on February 25, 2021 (Accession No. 0000940394-21-000465). The Amendment contains the prospectus (the “Feeder Fund prospectus”) and statement of additional information (the “Feeder Fund SAI”) of Eaton Vance Tax-Managed Multi-Cap Growth Fund (the “Feeder Fund”), which invests a significant portion of its assets in the Portfolio. Most investment practices and policies of the Feeder Fund are substantially the same as those of the Portfolio.

PART A

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph B2.(b) of the General Instructions to Form N-1A.

Item 5. Management

(a) Investment Adviser

Information concerning the Portfolio’s management is incorporated by reference from “Fund Summaries – Eaton Vance Tax-Managed Multi-Cap Growth Fund – Management” in the Feeder Fund prospectus.

(b) Portfolio Manager(s)

Information concerning the Portfolio’s management is incorporated by reference from “Fund Summaries – Eaton Vance Tax-Managed Multi-Cap Growth Fund – Management” in the Feeder Fund prospectus.

Item 6. Purchase and Sale of Portfolio Interests

(a) Purchase of Portfolio Interests

Interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, pooled income funds, organizations or trusts described in Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

(b) Sales of Portfolio Interests

Interests in the Portfolio are redeemable on any Portfolio Business Day as defined in Item 11 below.

Item 7. Tax Information

The Portfolio expects its allocations to constitute ordinary income and/or capital gains unless an investor is not subject to taxation.

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Item 8. Financial Intermediary Compensation

Not applicable.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings

(a) Investment Objective

The Portfolio’s investment objective is to achieve long-term, after-tax returns by investing in a portfolio of equity securities.

(b) Implementation of Investment Objective

The Portfolio is not intended to be a complete investment program, and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio cannot assure achievement of its investment objective. Information concerning the Portfolio’s investment practices and risks is incorporated by reference from “Fund Summaries – Eaton Vance Tax-Managed Multi-Cap Growth Fund – Principal Investment Strategies” and “Investment Objectives & Principal Policies and Risks” in the Feeder Fund prospectus.

(c) Risks

Information concerning the Portfolio’s investment practices and risks is incorporated by reference from “Fund Summaries – Eaton Vance Tax-Managed Multi-Cap Growth Fund – Principal Risks” and “Investment Objectives & Principal Policies and Risks” in the Feeder Fund prospectus.

(d) Portfolio Holdings

The mutual funds advised by Eaton Vance Management (“Eaton Vance”) or Boston Management and Research (“BMR”) (“Eaton Vance funds”) have established policies and procedures with respect to the disclosure of portfolio holdings and other information concerning Fund characteristics. A description of these policies and procedures is incorporated by reference from “Shareholder Account Features – Information about the Funds” in the Feeder Fund prospectus.

Item 10. Management, Organization, and Capital Structure

(a) Management

Information concerning the Portfolio’s investment adviser and portfolio manager(s) is incorporated by reference from “Management and Organization” in the Feeder Fund prospectus.

(b) Capital Stock

Information concerning interests in the Portfolio is incorporated by reference from “Management and Organization – Portfolio Organization” in the Feeder Fund SAI.

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Item 11. Shareholder Information

(a) Pricing

The net asset value of the Portfolio is determined once each day only when the New York Stock Exchange (the “Exchange”) is open for trading (“Portfolio Business Day”). This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (normally 4:00 p.m., Eastern Time) (the “Portfolio Valuation Time”). The Portfolio’s Board of Trustees has adopted procedures for valuing investments and has delegated to the investment adviser the daily valuation of such investments. Information concerning the procedures for valuing Portfolio assets is incorporated by reference from “Valuing Shares” in the Feeder Fund prospectus.

(b) and (c) Purchases and Redemptions

As described above, interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. There is no minimum initial or subsequent investment in the Portfolio. The Portfolio reserves the right to transact in-kind to the extent permitted under the Investment Company Act of 1940, as amended (the “1940 Act”) and its rules, or any relief from those provisions. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order. The placement agent for the Portfolio is Eaton Vance Distributors, Inc. (“EVD”), a direct wholly-owned subsidiary of Eaton Vance Corp. The principal business address of EVD is Two International Place, Boston, Massachusetts 02110. EVD receives no compensation from the Portfolio for serving as the placement agent.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor’s interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor’s share of the aggregate interests in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor’s percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio for the current Portfolio Business Day.

An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash.

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The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted as determined by the Securities and Exchange Commission (the “SEC”) or, to the extent otherwise permitted by the 1940 Act, if an emergency exists as determined by the SEC, or during any other period permitted by order of the SEC for the protection of investors.

(d) Dividends and Distributions

The Portfolio will allocate at least annually among its investors each investor’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio’s net investment income consists of all income accrued on the Portfolio’s assets, less all actual and accrued expenses of the Portfolio, determined in accordance with accounting principles generally accepted in the United States of America. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

(e) Frequent Purchases and Redemptions of Portfolio Interests

In general, frequent purchases and redemptions of investment company shares may dilute the value of shares held by long-term shareholders. Excessive purchases and redemptions may disrupt efficient portfolio management, forcing an investment company to sell portfolio securities at inopportune times to raise cash, or cause increased expenses such as increased brokerage costs, realization of taxable capital gains, including short-term capital gains taxable as ordinary income, without attaining any investment advantage, or increased administrative costs. The Portfolio receives purchase and redemption requests from its investors (including the Feeder Fund) on a regular basis. These requests are primarily in response to transaction activity prompted by shareholders in such investors or allocation decisions by the managers of such investors. The Boards of Trustees of the Eaton Vance funds (including the Feeder Fund) have adopted policies to discourage short-term trading and market timing and to seek to minimize the potentially detrimental effects of frequent purchases and redemptions of Feeder Fund shares. Additional information about these policies is included under “Purchasing Shares – Restrictions on Excessive Trading and Market Timing” in the Feeder Fund prospectus.

(f) Tax Consequences

Under the anticipated method of operation of the Portfolio, the Portfolio should be classified as a partnership under the Code and should not be subject to any U.S. federal income tax. However, each investor in the Portfolio will be required to take into account its allocable share of the Portfolio’s taxable ordinary income and capital gain in determining its U.S. federal income tax liability, if any. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.

The Portfolio expects to manage its assets in such a way that an investment company investing in the Portfolio will be able to satisfy the income and asset diversification requirements of Subchapter M of the Code, assuming that it invests all of its assets in the Portfolio or other regulated investment companies that so manage their assets.

Item 12. Distribution Arrangements

Not applicable.

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PART B

This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meaning given them in Part A.

Item 14. Cover Page and Table of Contents

Item 15. Portfolio History

The Portfolio is organized as a trust under the laws of the Commonwealth of Massachusetts under a Declaration of Trust dated December 14, 2009, as Amended and Restated February 10, 2016. Prior to that date, the Portfolio was organized as a New York trust on February 28, 2000. The Portfolio changed its name from Tax-Managed Multi-Cap Opportunity Portfolio to Tax-Managed Multi-Cap Growth Portfolio on July 1, 2007.

Item 16. Description of the Portfolio and Its Investments and Risks

(a) Classification

The Portfolio is a non-diversified, open-end management investment company.

(b) Investment Strategies and Risks

Information concerning the investment strategies and risks of the Portfolio is incorporated by reference from “Strategies and Risks” and “Additional Information About Investment Strategies and Risks” in the Feeder Fund SAI.

(c) Portfolio Policies

Information concerning the Portfolio’s investment restrictions is incorporated by reference from “Investment Restrictions” in the Feeder Fund SAI.

(d) Temporary Defensive Positions

During unusual market conditions, the Portfolio may invest up to 100% of its assets in cash or cash equivalents temporarily, which may be inconsistent with its investment objective(s) and other policies.

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(e) Portfolio Turnover

Not applicable.

(f) Disclosure of Portfolio Holdings

Information concerning the policies of the Eaton Vance funds (including the Portfolio) regarding the disclosure of portfolio holdings information is incorporated by reference from “Disclosure of Portfolio Holdings and Related Information” in the Feeder Fund SAI.

Item 17. Management of the Portfolio

(a) - (c) Management Information, Leadership Structure and Board of Trustees, and Compensation

The Board of Trustees of the Portfolio (“Board”) has general oversight responsibility with respect to the business and affairs of the Portfolio. The Board has engaged an investment adviser to manage the Portfolio. The Board is responsible for overseeing the investment adviser and other service providers to the Portfolio. The Portfolio’s Board consists of the same persons as serve as trustees of the Feeder Fund and the Board has the same leadership and committee structure as the Feeder Fund’s board. Information concerning the management of the Portfolio, the Portfolio’s Board and its leadership structure, and Board compensation is incorporated by reference from “Management and Organization” in the Feeder Fund SAI. The Officers of the Portfolio are the following:

Name and Year of Birth	Portfolio Position(s)	Length of Service	Principal Occupation(s) During Past Five Years
EDWARD J. PERKIN 1972	President	Since 2017	Chief Equity Investment Officer and Vice President of Eaton Vance and BMR. Officer of 23 registered investment companies managed by Eaton Vance or BMR. Also Vice President of Calvert Research and Management (“CRM”) since 2016.
DEIDRE E. WALSH 1971	Vice President	Since 2021	Vice President of Eaton Vance and BMR. Officer of 144 registered investment companies managed by Eaton Vance or BMR.
MAUREEN A. GEMMA 1960	Secretary and Chief Legal Officer	Secretary since 2007 and Chief Legal Officer since 2008	Vice President of Eaton Vance and BMR. Officer of 144 registered investment companies managed by Eaton Vance or BMR. Also Vice President of CRM and officer of 39 registered investment companies advised or administered by CRM since 2016.
JAMES F. KIRCHNER 1967	Treasurer	Since 2013	Vice President of Eaton Vance and BMR. Officer of 144 registered investment companies managed by Eaton Vance or BMR. Also Vice President of CRM and officer of 39 registered investment companies advised or administered by CRM since 2016.
RICHARD F. FROIO 1968	Chief Compliance Officer	Since 2017	Vice President of Eaton Vance and BMR since 2017. Officer of 144 registered investment companies managed by Eaton Vance or BMR. Formerly, Deputy Chief Compliance Officer (Adviser/Funds) and Chief Compliance Officer (Distribution) at PIMCO (2012-2017) and Managing Director at BlackRock/Barclays Global Investors (2009-2012).

(d) Sales Loads

Not applicable.

(e) Code of Ethics

Information concerning relevant codes of ethics is incorporated by reference from “Investment Advisory and Administrative Services – Code of Ethics” in the Feeder Fund SAI.

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(f) Proxy Voting Policies

Information concerning relevant proxy voting policies is incorporated by reference from “Management and Organization – Proxy Voting Policy” and any related Appendix in the Feeder Fund SAI.

Item 18. Control Persons and Principal Holders of Securities

(a) - (b) Control Persons and Principal Holders

As of February 1, 2021, the Feeder Fund and Eaton Vance Tax-Managed Equity Asset Allocation Fund (“Tax-Managed Equity Asset Allocation Fund”) controlled the Portfolio by virtue of owning approximately 57.6% and 42.4%, respectively, of the value of the outstanding interests in the Portfolio. Because the Feeder Fund and Tax-Managed Equity Asset Allocation Fund control the Portfolio, the Feeder Fund and Tax-Managed Equity Asset Allocation Fund may take actions with respect to the Portfolio without the approval of any other investor. The Feeder Fund and Tax-Managed Equity Asset Allocation Fund have informed the Portfolio that they will vote in accordance with the requirements of the 1940 Act whenever requested to vote on Portfolio matters. The Feeder Fund and Tax-Managed Equity Asset Allocation Fund are separate series of the Trust, an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts. The address of the Feeder Fund, Tax-Managed Equity Asset Allocation Fund and the Trust is Two International Place, Boston, MA 02110.

(c) Management Ownership

As described in Part A, interests in the Portfolio may only be held by certain investment companies and other entities. Interests in the Portfolio cannot be purchased by a Trustee or officer of the Portfolio. The Trustees and officers of the Portfolio as a group do not own any interests in the Portfolio.

Item 19. Investment Advisory and Other Services

(a) & (c) Investment Adviser and Services Provided by Each Investment Adviser

Information concerning the investment adviser and investment advisory services provided to the Portfolio is incorporated by reference from “Investment Advisory and Administrative Services” in the Feeder Fund SAI.

The Portfolio’s adviser has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act with respect to its operation of the Portfolio.  Accordingly, neither the Portfolio nor the investment adviser with respect to the operation of the Portfolio is subject to Commodity Futures Trading Commission (“CFTC”) regulation. Because of their management of other strategies, Eaton Vance and BMR are registered with the CFTC as commodity pool operators. Eaton Vance and BMR are also registered as commodity trading advisors. The CFTC has neither reviewed nor approved the Portfolio’s investment strategies or this Registration Statement.

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(b) Principal Underwriter

EVD, a direct wholly-owned subsidiary of Eaton Vance Corp., is the Portfolio’s placement agent. The principal business address of EVD is Two International Place, Boston, Massachusetts 02110.

(d) – (g)

Not applicable.

(h) Other Service Providers

Information about other Portfolio service providers is incorporated by reference from “Other Service Providers – Custodian” and “Independent Registered Public Accounting Firm” in the Feeder Fund SAI.

(i) Securities Lending

Not applicable.

Item 20. Portfolio Managers

(a) – (b) Other Accounts Managed and Compensation

Information concerning other accounts managed by the portfolio managers of the Portfolio and their compensation is incorporated by reference from “Investment Advisory and Administrative Services” in the Feeder Fund SAI.

(c) Portfolio Ownership

As described in Part A, interests in the Portfolio may only be held by certain investment companies and other entities. Interests in the Portfolio cannot be purchased by a portfolio manager.

Item 21. Brokerage Allocation and Other Practices

Information concerning the brokerage practices of the Portfolio is incorporated by reference from “Portfolio Securities Transactions” in the Feeder Fund SAI.

Item 22. Capital Stock and Other Securities

Under the Portfolio’s Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon termination of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio (“Holders”) or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, in accordance with the Holders’ positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then

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prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio’s debts and obligations or distribute the Portfolio’s assets to the Holders in liquidation. The Trustees may authorize the issuance of certificates of beneficial interest to evidence the ownership of interests in the Portfolio.

Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders, but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio’s Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

The Portfolio’s Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio’s name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder’s interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.

The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees and without any authorization, vote or consent of the Holders, except as may otherwise be required by applicable law, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.  The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, consented to by Holders of not less than two-thirds of all interests, or (ii) by the approval of a majority of the Trustees then in office to be followed by written notice to the Holders.

The Declaration of Trust provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

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Item 23. Purchase, Redemption, and Pricing of Shares

See Item 11 herein. The procedures adopted by the Board for valuing Portfolio assets are incorporated by reference from “Calculation of Net Asset Value” in the Feeder Fund SAI.

Item 24. Taxation of the Portfolio

Provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code, and it should not be a “publicly traded partnership” within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any U.S. federal income tax, and a Holder will be required to take into account in determining its U.S. federal income tax liability its allocable share of the Portfolio’s income, gains, losses, deductions and credits.

Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. In the case of a Holder that seeks to qualify as a regulated investment company (“RIC”), the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Subchapter M of the Code.

In order to enable a Holder (that is otherwise eligible) to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to permit withdrawals in a manner that will enable a Holder that is a RIC to comply with the distribution requirements applicable to RICs (including those under Sections 852 and 4982 of the Code). The Portfolio will allocate at least annually to each Holder such Holder’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit (including unrealized gains at the end of the Portfolio’s fiscal year on certain options and futures transactions that are required to be marked-to-market) in a manner intended to comply with the Code and applicable Treasury Regulations.

To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) (“liquid proceeds”) exceed a Holder’s adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for U.S. federal income tax purposes. If, upon a complete withdrawal (redemption of the entire interest), a Holder receives only liquid proceeds (and/or unrealized receivables) and the Holder’s adjusted basis of his interest exceeds the liquid proceeds of such withdrawal and the Holder’s basis in any unrealized receivables, the Holder will generally realize a loss for U.S. federal income tax purposes. In addition, on a distribution to a Holder from the Portfolio, (i) income may be recognized if the distribution changes a distributee’s share of any unrealized receivables held by the Portfolio and (ii) gain or loss may be recognized to a Holder that contributed property to the Portfolio. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder’s adjusted basis of an interest in the Portfolio will generally be the aggregate price paid therefor (including the adjusted basis of contributed property and any gain recognized on the contribution thereof), increased by the amounts of the Holder’s distributive share of items of income (including income exempt from U.S. federal income taxation) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder’s distributive share of items of Portfolio deductions or loss, (ii) the amount

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of any cash distributions (including distributions of income exempt from U.S. federal income taxation and cash distributions on withdrawals from the Portfolio) and the adjusted basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder’s distributive share of the Portfolio’s nondeductible expenditures not properly chargeable to the Holder’s capital account. Increases or decreases in a Holder’s share of the Portfolio’s liabilities may also result in corresponding increases or decreases in such adjusted basis.

A partnership has the option to make an election to adjust the basis of the partnership’s assets in the event of a distribution of partnership property to a partner or a transfer of a partnership interest. This optional adjustment could either increase or decrease such basis depending on the relevant facts. There can be no assurance that the Portfolio will make such an election in the future. However, this basis adjustment is mandatory in certain circumstances.

The Portfolio’s investments in options, futures contracts, hedging transactions, forward contracts and certain other transactions will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Portfolio, defer Portfolio losses, cause adjustments to the holding periods of Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of the income recognized by Holders, including Holders who intend to qualify as RICs.

The Portfolio may be subject to foreign taxes on its income (including, in some cases, capital gains) from foreign securities. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. The anticipated extent of the Portfolio’s investment in foreign securities is such that it is not expected that a Holder that is a RIC which invests its assets in the Portfolio will be eligible to pass through to its shareholders foreign taxes paid by the Portfolio and allocated to the Holder, so that the shareholders of such RIC will not be entitled to foreign tax credits or deductions for foreign taxes paid by the Portfolio and allocated to the RIC.

Transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts, and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.  Equity investments in “passive foreign investment companies” (“PFICs”) could subject Holders of the Portfolio to adverse U.S. federal income tax consequences and other charges on distributions from such companies or on the proceeds from the sale of the investments in such companies; however these tax consequences can be mitigated in certain cases if the Portfolio makes an election to mark such investments to market annually or treat the PFICs as “qualified electing funds.”  There can be no assurance that the Portfolio will make such an election. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investments by the Portfolio in the stock of certain PFICs may be limited or a tax election with respect to PFICs may be made, if available, in order to enable a Holder that is a RIC to preserve its qualification as a RIC or to reduce the imposition of tax on such a Holder.

“Qualified dividend income” received by an individual is generally taxed at the rates applicable to long-term capital gain. In order for a dividend that the Portfolio allocates to Holders to be qualified dividend income, the Portfolio must meet holding period and other requirements with respect to the dividend-paying stock. A dividend will not be treated as qualified dividend income (at either the Portfolio or Holder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning at the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is

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under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment interest, or (iv) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States), or (b) treated as a PFIC.

An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have different entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as separate taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The laws of the various state and local taxing authorities vary with respect to the status of a partnership interest under state and local tax laws, and each Holder is advised to consult its own tax advisor.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, foreign investors, insurance companies and financial institutions. Investors should consult their own tax advisors with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio. It is not possible at this time to predict whether or to what extent any changes in the Code or interpretations thereof will occur. Prospective investors should consult their own tax advisors regarding pending and proposed legislation and other changes.

Item 25. Underwriters

The placement agent for the Portfolio is EVD. Investment companies, common and commingled trust funds, pooled income funds and similar entities may continuously invest in the Portfolio.

Item 26. Calculation of Performance Data

Not applicable.

Item 27. Financial Statements

The following audited financial statements of the Portfolio are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of Deloitte & Touche LLP, an independent registered public accounting firm, as experts in accounting and auditing.

Portfolio of Investments as of October 31, 2020

Statement of Assets and Liabilities as of October 31, 2020

Statement of Operations for the fiscal year ended October 31, 2020

Statement of Changes in Net Assets for the fiscal years ended

October 31, 2020 and 2019

Supplementary Data for each of the five fiscal years ended October 31, 2020

Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

For purposes of the EDGAR filing of this amendment to the Portfolio’s registration statement, the Portfolio incorporates by reference the above audited financial statements as previously filed electronically with the SEC on Form N-CSR on December 23, 2020 pursuant to Section 30(b)(2) of the 1940 Act (Accession No. 0001193125-20-325801).

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PART C

Item 28. Exhibits (with inapplicable items omitted)

(a)			Amended and Restated Declaration of Trust of the Registrant dated February 10, 2016 filed as Exhibit (a) to Amendment No. 16 to the Registrant filed February 26, 2016 (Accession No. 0000940394-16-002062) and incorporated herein by reference.
(b)			Amended and Restated By-Laws of the Registrant as adopted April 23, 2012 filed as Exhibit (b) to Amendment No. 13 of the Registrant filed February 28, 2013 (Accession No. 0000940394-13-000408) and incorporated herein by reference.
(c)			Reference is made to Item 28(a) and 28(b) above.
(d)			Investment Advisory Agreement between the Registrant and Boston Management and Research dated February 28, 2000 filed as Exhibit (c) to the Original Registration Statement filed February 29, 2000 and incorporated herein by reference.
(e)			Placement Agent Agreement with Eaton Vance Distributors, Inc. dated February 28, 2000 filed as Exhibit (e) to the Original Registration Statement filed February 29, 2000 and incorporated herein by reference.
(f)			The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees. See In the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).
(g)	(1)	(a)	Amended and Restated Master Custodian Agreement between Eaton Vance Funds and State Street Bank & Trust Company dated September 1, 2013 filed as Exhibit (g)(1) to Post-Effective Amendment No. 211 of Eaton Vance Mutual Funds Trust (File Nos. 002-90946, 811-04015) filed September 24, 2013 (Accession No. 0000940394-13-001073) and incorporated herein by reference.
		(b)	Amendment dated August 13, 2020 and effective May 29, 2020 to Amended and Restated Master Custodian Agreement between Eaton Vance Funds and State Street Bank & Trust Company dated September 1, 2013 filed as Exhibit (g)(1)(b) to Post-Effective Amendment No. 79 of Eaton Vance Investment Trust (File Nos. 033-01121, 811-04443) filed September 24, 2020 (Accession No. 0000940394-20-001312) and incorporated herein by reference.
(h)	(1)	(a)	Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(2) to Post-Effective Amendment No. 108 of Eaton Vance Special Investment Trust (File Nos. 002-27962, 811-1545) filed September 27, 2010 (Accession No. 0000940394-10-001000) and incorporated herein by reference.

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		(b)	Amendment Number 1 dated May 16, 2012 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(3) to Post-Effective Amendment No. 39 of Eaton Vance Municipals Trust II (File Nos. 333-71320, 811-08134) filed May 29, 2012 (Accession No. 0000940394-12-000641) and incorporated herein by reference.
		(c)	Amendment dated September 1, 2013 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(4) to Post-Effective Amendment No. 211 of Eaton Vance Mutual Funds Trust (File Nos. 002-90946, 811-04015) filed September 24, 2013 (Accession No. 0000940394-13-001073) and incorporated herein by reference.
		(d)	Amendment dated July 18, 2018 and effective June 29, 2018 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(5) to Post-Effective Amendment No. 212 of Eaton Vance Growth Trust (File Nos. 002-22019, 811-01241) filed July 31, 2018 (Accession No. 0000940394-18-001408) and incorporated herein by reference.
		(e)	Amendment dated August 13, 2020 and effective May 29, 2020 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (h)(1)(e) to Post-Effective Amendment No. 79 of Eaton Vance Investment Trust (File Nos. 033-01121, 811-04443) filed September 24, 2020 (Accession No. 0000940394-20-001312) and incorporated herein by reference.
(l)			Investment representation letter of Eaton Vance Management dated February 28, 2000 filed as Exhibit (l) to the Original Registration Statement filed February 29, 2000 and incorporated herein by reference.
(p)	(1)	(a)	Code of Ethics adopted by the Eaton Vance Funds effective April 8, 2020 filed as Exhibit (p)(1)(a) to Post-Effective Amendment No. 198 of Eaton Vance Special Investment Trust (File Nos. 002-27962, 811-01545) filed April 27, 2020 (Accession No. 0000940394-20-000815) and incorporated herein by reference.
		(b)	Code of Ethics adopted by the Eaton Vance Entities effective January 1, 2020 filed as Exhibit (p)(1)(b) to Post-Effective Amendment No. 192 of Eaton Vance Special Investment Trust (File Nos. 002-27962, 811-01545) filed January 9, 2020 (Accession No. 0000940394-20-000020) and incorporated herein by reference.

Item 29. Persons Controlled by or Under Common Control with Registrant

As of February 1, 2021, Eaton Vance Tax-Managed Equity Asset Allocation Fund (the “Fund”) controlled the Portfolio by virtue of owning approximately 42.4% of the value of the outstanding interests in the Portfolio. The Fund is a series of Eaton Vance Mutual Funds Trust, a business trust organized under the laws of The Commonwealth of Massachusetts. As of February 1, 2021, the Fund also controlled Tax-Managed International Equity Portfolio and Tax-Managed Small-Cap Portfolio, each a business trust organized under the laws of The Commonwealth of Massachusetts, by virtue of owning approximately 49.5% and 34.0% of the value of each named portfolio’s outstanding interests, respectively.

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Item 30. Indemnification

Article V of the Registrant’s Declaration of Trust contains indemnification provisions for Trustees and officers. The Trustees and officers of the Registrant and the personnel of the Registrant’s investment adviser are insured under an errors and omissions liability insurance policy.

The Placement Agent Agreement also provides for reciprocal indemnity of the Placement Agent, on the one hand, and the Trustees and officers, on the other.

Item 31. Business and Other Connections of the Investment Adviser

Reference is made to: (i) the information set forth under the caption “Management and Organization” in the Feeder Fund SAI; (ii) the most recent Eaton Vance Corp. 10-K filed under the Securities Exchange Act of 1934 (File No. 1-8100); and (iii) the Forms ADV of Eaton Vance (File No. 801-15930) and BMR (File No. 801-43127) filed with the Commission, all of which are incorporated herein by reference.

Item 32. Principal Underwriters

Not applicable.

Item 33. Location of Accounts and Records

All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are in the possession and custody of the Registrant’s custodian, State Street Bank and Trust Company, State Street Financial Center, One Lincoln Street, Boston, MA 02111, with the exception of certain corporate documents and portfolio trading documents which are in the possession and custody of the Registrant’s investment adviser at Two International Place, Boston, MA 02110. The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant’s investment adviser.

Item 34. Management Services

Not applicable.

Item 35. Undertakings

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 23 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts on the 26th day of February, 2021.

TAX-MANAGED MULTI-CAP GROWTH PORTFOLIO
By:	/s/ Edward J. Perkin
Edward J. Perkin, President